HERITAGE BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                            SUMMARY PLAN DESCRIPTION


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                                TABLE OF CONTENTS




                                        I

                            INTRODUCTION TO YOUR PLAN


                                       II

                       GENERAL INFORMATION ABOUT YOUR PLAN
1.      General Plan Information                                             2
2.      Employer Information                                                 2
3.      Plan Administrator Information                                       2
4.      Plan Trustee Information                                             3
5.      Service of Legal Process                                             3

                                       III

                           PARTICIPATION IN YOUR PLAN
1.      Eligibility Requirements                                             3
2.      Participation Requirements                                           4
3.      Excluded Employees                                                   4

                                       IV

                           CONTRIBUTIONS TO YOUR PLAN
1.      Employer Contributions to the Plan .                                 4
2.      Your Share of Employer Contributions                                 5
3.      Compensation                                                         5
4.      Forfeitures                                                          6
                                        V

                            BENEFITS UNDER YOUR PLAN
1.      Distribution of Benefits Upon Normal Retirement                      6
2.      Distribution of Benefits Upon Late Retirement                        6
3.      Distribution of Benefits Upon Death                                  6
4.      Distribution of Benefits Upon Termination of
        Employment                                                           7
5.      Vesting in Your Plan                                                 8
6.      Benefit Payment Method                                               S
7.      Treatment of Distributions From Your Plan                            9
8.      Domestic Relations Order                                             9
9.      Pension Benefit Guaranty Corporation                                10

                                       VI

                       INFORMATION REGARDING COMPANY STOCK
1.      Voting of Company Stock                                             10
2.      Right of First Refusal                                              10

                                       VII

                                  SERVICE RULES
1.      Year of Service                                                     11
2.      Hour of Service                                                     11
3.      1-Year Break in Service                                             11
4.      Uniformed Services Employment and Reemployment
        Rights Act                                                          12

                                      VIII

                          YOUR PLAN'S 'TOP HEAVY RULES"
1.      Explanation of "Top Heavy Rules"                                    12

                                       IX

                    CLAIMS BY PARTICIPANTS AND BENEFICIARIES
1.      The Claims Review Procedure                                .        14


                                        X

                            STATEMENT OF ERISA RIGHTS
1.      Explanation of Your ERISA Rights                                    15


                                       XI

            AMENDMENT AND TERMINATION OF YOUR PLAN
1.      Amendment                                                           16
2.      Termination                                                         16


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                                  HERITAGE BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                            SUMMARY PLAN DESCRIPTION

                                        I
                            INTRODUCTION TO YOUR PLAN

         Heritage Bankshares, Inc. wishes to recognize the efforts its employees have made to its success and to reward them by adopting a Stock Bonus Plan. This Plan will be for the exclusive benefit of eligible employees and their beneficiaries.

        The purpose of this Plan is to reward eligible employees for long and loyal service by providing them with retirement benefits.

        Between now and your retirement, your Employer intends to make contributions for you and other eligible employees. Contributions to the Plan will be invested in Company Stock. Your efforts added to the efforts of all other employees contribute to the profitability and growth of the Employer and thereby increase the value of Company Stock and your benefits in the Plan. When you retire, you will be entitled to receive the value of the amounts which have accumulated in your account in the form of Company Stock.

        Your Employer has the right to submit this Plan to the Internal Revenue Service for approval. The Internal Revenue Service will issue a "determination letter" to your Employer approving this Plan as a "qualified" retirement plan, if this Plan meets specific legal requirements.

        This Summary Plan Description is a brief description of your Plan and your rights, obligations, and benefits under that Plan. Some of the statements made in this Summary Plan Description are dependent upon this Plan being "qualified" under the provisions of the Internal Revenue Code. This Summary Plan Description is not meant to interpret, extend, or change the provisions of your Plan in any way. The provisions of your Plan may only be determined accurately by reading the actual Plan document.

        A copy of your Plan is on file at your Employer's office and may be read by you, your beneficiaries, or your legal representatives at any reasonable time. If you have any questions regarding either your Plan or this Summary Plan Description, you should ask your Plan's Administrator. In the event of any discrepancy between this Summary Plan Description and the actual provisions of the Plan, the Plan will govern.






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                                       II

                       GENERAL INFORMATION ABOUT YOUR PLAN

        There is certain general information which you may need to know about your Plan. This information has been summarized for you in this section.

1.      General Plan Information

        Heritage Bank Employee Stock Ownership Plan is the name of your Plan.

        Your Employer has assigned Plan Number 003 to your Plan.

        The provisions of your Plan become effective on January 1, 1997, which is called the Effective Date of the Plan.

        Your Plan's records are maintained on a twelve-month period of time. This is known as the Plan Year. The Plan Year begins on January 1st and ends on December 31st.

        Certain valuations and distributions are made on the Anniversary Date of your Plan. This date is December 31st.

        The contributions made to your Plan will be held and invested by the Trustee of your Plan.

        Your Plan and Trust will be governed by the laws of the Commonwealth of Virginia.

2.      Employer Information

        Your Employer's name, address and identification number are:

        Heritage Bankshares, Inc.
        200 East Plume Street
        Norfolk, Virginia 23510
        54-1234322

3.      Plan Administrator Information

        The  name,   address  and  business  telephone  number  of  your  Plan's
Administrator are:

        Heritage Bankshares, Inc.
        200 East Plume Street
        Norfolk, Virginia 23510
        (757) 523-2600

        Your Plan's Administrator keeps the records for the Plan and is responsible for the administration of the Plan. The Administrator has discretionary authority to construe the terms of the Plan and make determinations on questions which may affect


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your eligibility for benefits.  Your Plan's  Administrator  will also answer any questions you may have about your Plan.

4.  Plan Trustee Information

        The names of your Plan's Trustees are:

        Catherine Jackson
        Harvey Roberts, III
        Henry U. Harris, III

        The Trustees shall collectively be referred to as Trustee throughout this Summary Plan Description.

        The principal place of business of your Plan's Trustee is:

        200 East Plume Street
        Norfolk, Virginia 23510

        Your Plan's Trustee has been designated to hold and invest Plan assets for the benefit of you and other Plan participants. The trust fund established by the Plan's Trustee will be the funding medium used for the accumulation of assets from which benefits will be distributed.

5.  Service of Legal Process

        The name and address of your Plan's agent for service of legal process are:

        Heritage Bankshares, Inc.
        200 East Plume Street
        Norfolk, Virginia 23510

        Service of legal process may also be made upon the Trustee or Administrator.

                                       III

                           PARTICIPATION IN YOUR PLAN

        Before you become a member or a "participant" in the Plan, there are certain eligibility and participation rules which you must meet. These rules are explained in this section.

1.      Eligibility Requirements

        You will be eligible to participate in the Plan if you have completed six (6) months of service.

        You will have completed six (6) months of service if you are in the employ of your Employer six (6) months after your employment commencement date.




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2.  Participation Requirements

        Once you have satisfied your Plan's eligibility requirements, your next step will be to actually become a member or a participant" in the Plan. You will become a participant on a specified day of the Plan Year. This day is called the Effective Date of Participation.

        You will become a participant on the first day of the calendar quarter coinciding with or next following the date you satisfy your Plan's eligibility requirements.

3.      Excluded Employees

         There are certain employees of Heritage Bankshares, Inc. who will not be eligible to participate in your Plan. Those employees are:

(a)      employees who are leased employees.

                                       IV

                           CONTRIBUTIONS TO YOUR PLAN

1.      Employer Contributions to the Plan

        As a participant, you may be eligible to share in and benefit from the contributions made by your Employer. Each year, your Employer's contribution, if any, will be placed into a trust fund for the benefit of Plan participants. The Administrator of your Plan will then establish and maintain a separate account for you and all other participants, into which the contributions will be placed.

        Each year, your Employer will determine the amount of net profits, if any, to contribute to your Plan. This contribution is discretionary.

        You must complete a Year of Service during the Plan Year and be actively employed on the last day of the Plan Year to share in this contribution.

        In determining your eligibility to share in contributions for the year, there are special rules which apply if your employment terminates due to your Retirement (Normal or Late)

        In such cases, you will be eligible to share in the contributions made by your Employer in accordance with the following:

        If the reason your employment terminated is due to your Retirement (Normal or Late) , then you will not be eligible to share in the contribution for the year even if you satisfied the requirements explained above.



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2.      Your Share of Employer Contributions

        Your Employer's contribution will be "allocated" or divided among participants eligible to share in the contribution for the Plan Year. Your share of the contribution will depend upon how much compensation you received during the year and the compensation received by other eligible participants.

        Your share of your Employer's discretionary contribution is determined by the following fraction:

                                                     Your Compensation
                Employer' s              X      -------------------------
        Discretionary Contribution              Total Compensation of All
                                                Participants Eligible to
                                                         Share

For example:

        Suppose the Employer's discretionary contribution for the Plan Year is $20,000. Employee A's compensation for the Plan Year is $25,000. The total compensation of all participants eligible to share, including Employee A, is $250,000.
        Employee A's share will be:

                                      $25,000
                           $20,000 X --------- or $2,000
                                     $250,000

        In addition to the Employer's contributions made to your account, your account will be credited annually with a share of the investment earnings or losses of the fund.

        You should also be aware that the law imposes certain limits on how much money may be allocated to your account for a year. These limits are extremely complex but generally no more than the lesser of $30,000 or 25% of your compensation may be allocated to you (excluding earnings or losses) in any year. The Administrator will inform you if these limits have affected you.

3.      Compensation

        For the purposes of your Plan, compensation has a special meaning. Compensation is defined as your total compensation during a Plan Year that is subject to income tax and is reflected on your W-2 Form, but

                 -- including your salary reduction contributions to any plan or arrangement maintained by your Employer.

        Your compensation will be recognized for benefit purposes from your date of entry into the Plan.



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        The Plan, by law, cannot  recognize  compensation in excess of $160,000.
This amount will be adjusted in future years for cost of living increases. It will also be applied to certain highly compensated employees and their family members as if they were a single participant. If you or a member of your family may be affected by this rule, ask your Administrator for further details. For any short Plan Year, the adjusted limit will be prorated based upon the number of full months in the short Plan Year.

4.  Forfeitures

        Forfeitures are created when participants terminate employment before becoming entitled to their full benefits under the Plan. Your account may grow from the forfeitures of other participants. Forfeitures will be "allocated" or divided among participants eligible to share for a Plan Year.

                                        V

                            BENEFITS UNDER YOUR PLAN

1.      Distribution of Benefits Upon Normal Retirement

        Your Normal Retirement Date is the first day of the month coinciding with or next following your Normal Retirement Age.

        You will attain your Normal Retirement Age when you reach your 65th birthday, or your 5th anniversary of joining the Plan, if later.

        At your Normal Retirement Age, you will be entitled to 100% of your account balance. Payment of your benefits will, at your election, occur as soon as practicable following your Normal Retirement Date. If you continue working after your Normal Retirement Age, you may defer receipt of your benefits until your Late Retirement Date or, if earlier, the April 1st following the end of the year in which you attain age 70 1/2.

2.      Distribution of Benefits Upon Late Retirement

        You may remain employed past your Plan's Normal Retirement Date and retire instead on your Late Retirement Date. Your Late Retirement Date is the first day of the month coinciding with or next following the date you choose to retire after first having reached your Normal Retirement Date. On your Late Retirement Date, you will be entitled to 100% of your Account. Actual benefit payment will occur as soon as practicable following your Late Retirement Date.

3.      Distribution of Benefits Upon Death

        Your beneficiary will be entitled to a single lump-sum distribution of 100% of your account balance upon your death.



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        If you are  married at the time of your  death,  your spouse will be the beneficiary of the death benefit, unless you otherwise elect in writing on a form to be furnished to you by the Administrator. IF YOU WISH TO DESIGNATE A BENEFICIARY OTHER THAN YOUR SPOUSE, HOWEVER, YOUR SPOUSE MUST IRREVOCABLY CONSENT TO WAIVE ANY RIGHT TO THE DEATH BENEFIT. YOUR SPOUSE'S CONSENT MUST BE IN WRITING, BE WITNESSED BY A NOTARY OR A PLAN REPRESENTATIVE AND ACKNOWLEDGE THE SPECIFIC NONSPOUSE BENEFICIARY.

        If, however,

                (a) your spouse has validly waived any right to the death benefit in the manner outlined above,

                (b)      your spouse cannot be located; or

                (c)      you are not married at the time of your death,

then your death benefit will be paid to the beneficiary of your own choosing in a single lump sum. You may designate the beneficiary on a form to be supplied to you by the Administrator. If you change your designation, your spouse must again consent to the change.

        Regardless of the method of distribution selected, your entire death benefit must generally be paid to your beneficiaries within five years after your death (the "5-year rule") . However, if your designated beneficiary is a person (instead of your estate or most trusts) , then you or your beneficiary may elect to have minimum distributions begin within one year of your death and it may be paid over the designated beneficiary's life expectancy (the "1-year rule") . If your spouse is the beneficiary, then under the "1-year rule," the start of payments may be delayed until the year in which you would have attained age 70 1/2. The election to have death benefits distributed under the "1-year rule" instead of the "5-year rule" must be made no later than the time at which minimum distributions must commence under the "1-year rule" (or, in the case of a surviving spouse, the "5-year rule, " if earlier)

        Since your spouse has certain rights in the death benefit, you should immediately report any change in your marital status to the Administrator.

4.      Distribution of Benefits Upon Termination of Employment

        Your Plan is designed to encourage you to stay with your Employer until retirement. Payment of your account balance under your Plan is available upon your death or retirement.

        If your employment terminates for reasons other than those listed above, you will be entitled to receive only your "vested percentage" of your account



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balance and the remainder of your account will be forfeited.  Only contributions made by your Employer are subject to forfeiture. (See the Section in this Article entitled "Vesting in Your Plan.")

        If you so elect, the Administrator will direct the Trustee to distribute your vested benefit to you before the date it would normally be distributed (upon your death or retirement) . You must give written consent before the distribution may be made.

5.      Vesting in Your Plan

        Your "vested percentage" in your account is determined under the following schedule and is based on vesting Years of Service. You will always, however, be 100% vested upon your Normal Retirement Age. (See the Section in this Article entitled "Distribution of Benefits Upon Normal Retirement.")

                    Vesting Schedule
                    Years of Service                        Percentage
                    ----------------                        ----------

                       Less than 3
                                                                0 %
                            3                                  20 %
                            4                                  40 %
                            5                                  60 %
                            6                                  80 %
                            7                                 100 %

        Your vested benefit will normally be distributed to you or your beneficiary upon your death or retirement.

6.  Benefit Payment Method

        At the time you are entitled to receive a distribution under the Plan, the Administrator will direct the Trustee to pay your benefits to you in one lump-sum payment.

        Distribution of your account at retirement will be in the form of cash or Company Stock or both However, you or your beneficiary may demand distribution of your entire account in the form of Company Stock. Cash may be paid (1) in lieu of partial shares of Company Stock, or (2) in certain circumstances where it may not be possible for the Plan to purchase Company Stock for distribution.

        If you elect to delay the receipt of benefits, there are other rules which generally require minimum payments to begin no later than the April 1st following the year in which you reach age 70 1/2. You should see the Administrator if you feel you may be affected by this rule.







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7.      Treatment of Distributions From Your Plan

        Whenever you receive a distribution from your Plan, it will normally be subject to income taxes. You may, however, reduce, or defer entirely, the tax due on your distribution through use of one of the following methods:

                (a) The rollover of all or a portion of the distribution to an Individual Retirement Account (IRA) or another qualified employer plan. This will result in no tax being due until you begin withdrawing funds from the IRA or other qualified employer plan. The rollover of the distribution, however, MUST be made within strict time frames (normally, within 60 days after you receive your distribution) . Under certain circumstances all or a portion of a distribution may not qualify for this rollover treatment. In addition, most distributions will be subject to mandatory federal income tax withholding at a rate of 20%. This will reduce the amount you actually receive. For this reason, if you wish to rollover all or a portion of your distribution amount, the direct transfer option described in paragraph (b) below would be the better choice.

                (b)  You  may  request  for  most  distributions  that a  direct transfer of all or a portion of your distribution amount be made to either an Individual Retirement Account (IRA) or another qualified employer plan willing to accept the transfer. A direct transfer will result in no tax being due until you withdraw funds from the IRA or other qualified employer plan. Like the rollover, under certain circumstances all or a portion of the amount to be distributed may not qualify for this direct transfer, e.g., a distribution of less than $500 will not be eligible for a direct transfer. If you elect to actually receive the distribution rather than request a direct transfer, then in most cases 20% of the distribution amount will be withhe1d for federal income tax purposes.

                (c) The election of favorable income tax treatment under "10-year forward averaging," "5-year forward averaging" or, if you qualify, "capital gains" method of taxation.

         WHENEVER YOU RECEIVE A DISTRIBUTION, THE ADMINISTRATOR WILL DELIVER TO YOU A MORE DETAILED EXPLANATION OF THESE OPTIONS. HOWEVER, THE RULES WHICH DETERMINE WHETHER YOU QUALIFY FOR FAVORABLE TAX TREATMENT ARE VERY COMPLEX. YOU SHOULD CONSULT WITH QUALIFIED TAX COUNSEL BEFORE MAKING A CHOICE.

8.      Domestic Relations Order

        As a general rule, your interest in your account, including your "vested interest, may not be alienated. This means that your interest may not be sold,




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used as collateral for a loan, given away or otherwise transferred. In addition, your creditors may not attach, garnish or otherwise interfere with your account.

        There is an exception, however, to this general rule. The Administrator may be required by law to recognize obligations you incur as a result of court ordered child support or alimony payments. The Administrator must honor a "qualified domestic relations order." A "qualified domestic relations order" is defined as a decree or order issued by a court that obligates you to pay child support or alimony, or otherwise allocates a portion of your assets in the Plan to your spouse, former spouse, child or other dependent. If a qualified domestic relations order is received by the Administrator, all or a portion of your benefits may be used to satisfy the obligation. The Administrator will determine the validity of any domestic relations order received.

9.      Pension Benefit Guaranty Corporation

        Benefits provided by your Plan are NOT insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income
Security Act of 1974 because the insurance provisions under ERISA are not applicable to your Plan.

                                       VI

                       INFORMATION REGARDING COMPANY STOCK

1.      Voting of Company Stock

        The Trustee of the Plan will vote all Company Stock held by it as a part of the Plan assets, provided that, if the trust fund acquires securities of the Employer amounting to more than 10 percent of the total assets of the trust fund, you or your beneficiary will be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to your account are to be exercised (I) with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction, and (ii) with respect to all corporate matters if, at the time of the vote thereon, the Company Smock is a "registration-type" class of securities. If you do not timely exercise your right to vote Company Stock, the Trustee will vote such Company Stock.

2.      Right of First Refusal

        Company Stock distributed by the Plan to you or your beneficiary may be subject to a right of first refusal in favor of the Employer. In other words the Employer must be given an opportunity to purchase at the same price and same terms as you or your beneficiary may offer to sell to a third party.




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                                       VII

                                  SERVICE RULES

1.      Year of Service

        The term "Year of Service" is used in this Summary Plan Description and in your Plan.

        You will have completed a Year of Service for vesting purposes if you are credited with 1000 Hours of Service during a Plan Year, even if you were not employed on the first or last day of the Plan Year.

        You will have completed a Year of Service for purposes of sharing in Employer contributions if you are credited with 1000 Hours of Service during a Plan Year.

        For purposes of determining whether you have completed a Year of Service where the computation period is based upon a short Plan Year, your Administrator will notify you of the number of the Hours of Service that are required and the method or calculating a Year of Service.

2.      Hour of Service

        You will be credited with an Hour of Service for:

                (a)  each  hour  for  which  you  are  directly  or   indirectly
        compensated by your Employer for the performance of duties during the Plan Year;

                (b)  each  hour  for  which  you  are  directly  or   indirectly
        compensated by your Employer for reasons other than performance of duties (such as vacation, holidays, sickness, disability, lay-off, military duty, jury duty or leave of absence during the Plan Year) ; and

                (c) each hour for back pay awarded or agreed to by your Employer.

         You will not be credited for the same Hours of Service both under (a) or (b) , as the case may be, and under (c)

3.      1-Year Break in Service

        A 1-Year Break in Service is a computation period during which you have not completed more than 500 Hours of Service with your Employer.

        A 1-Year Break in Service does NOT occur, however, in the computation period in which you enter or leave the Plan for reasons of:

                (a)      an authorized leave of absence;

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                  (b) certain maternity or paternity absences.

        The Administrator will be required to credit you with Hours of Service for a maternity or paternity absence. These are absences taken on account of pregnancy, birth, or adoption of your child. No more than 501 Hours of Service shall be credited for this purpose and these Hours of Service shall be credited solely to avoid your incurring a 1-Year Break in Service. The Administrator may require you to furnish proof that your absence qualifies as a maternity or paternity absence.

4.      Uniformed Services Employment and Reemployment Rights Act

        If you are a veteran and are reemployed under the Uniformed Services Employment and Reemployment Rights Act of 1994, your qualified military service may be considered service with the Employer. If you may be affected by this law, ask your Administrator for further details.

                                      VIII

                          YOUR PLAN'S "TOP HEAVY RULES"

1.      Explanation of "Top Heavy Rules"

        A Plan that primarily benefits "key employees" is called a "top heavy plan." Key employees are certain owners or officers of your Employer. A Plan is a "top heavy plan" when more than 60% of the contributions or benefits have been allocated to key employees.

         Each year, the Administrator is responsible for determining whether your Plan is a "top heavy plan."

        If your Plan becomes top heavy in any Plan Year, then non-key and key employees will be entitled to certain "top heavy minimum benefits, " and other special rules will apply. Among these top heavy rules are the following:

                (a) Your Employer may be required to make a contribution to your account in order to provide you with at least "top heavy minimum benefits."

                (b) Instead of the vesting schedule  outlined in the Article and
        Section in this Summary entitled "BENEFITS UNDER YOUR PLAN: Vesting in Your Plan," your nonforfeitable right to benefits or contributions derived from Employer contributions will be determined according to the following schedule:








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                              Vesting Schedule
                             Years of Service                       Percentage
                             ----------------                       ----------
                                Less than 2                             0 %
                                     2                                 20 %
                                     3                                 40 %
                                     4                                 60 %
                                     5                                 80 %
                                     6                                100 %

                (c) If you are a participant in more than one Plan, you may not be entitled to "top heavy minimum benefits" under both Plans.

                                       IX

                    CLAIMS BY PARTICIPANTS AND BENEFICIARIES

        Benefits will be paid to participants and their beneficiaries without the necessity of formal claims. You or your beneficiaries, however may make a request for any Plan benefits to which you may be entitled. Any such request must be made in writing, and it should be made to the Administrator. (See the Article in this Summary entitled "GENERAL INFORMATION ABOUT YOUR PLAN.")

        Your request for Plan benefits shall be considered a claim for Plan benefits, and it will be subject to a full and fair review. If your claim is wholly or partially denied, the Administrator will furnish you with a written notice of this denial. This written notice must be provided to you within a reasonable period of time (generally 90 days) after the receipt of your claim by the Administrator. The written notice must contain the following information:

                (a)      the specific reason or reasons for the denial;

                (b) specific reference to those Plan provisions on which the denial is based;

                (c) a description of any additional information or material necessary to correct your claim and an explanation of why such material or information is necessary; and

                (d) appropriate information as to the steps to be taken if you or your beneficiary wishes to submit your claim for review.

        If notice of the denial of a claim is not furnished to you in accordance with the above within a reasonable period of time, your claim will be deemed denied. You will then be permitted to proceed to the review stage described in the following paragraphs.




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


        If your claim has been denied, and you wish to submit your claim for review, you must follow the Claims Review Procedure.

1.      The Claims Review Procedure

                (a) Upon the denial of your claim for benefits, you may file your claim for review, in writing, with the Administrator.

                (b) YOU MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 60 DAYS AFTER YOU HAVE RECEIVED WRITTEN NOTIFICATION OF THE DENIAL OF YOUR CLAIM FOR BENEFITS, OR IF NO WRITTEN DENIAL OF YOUR CLAIM WAS PROVIDED, NO LATER THAN 60 DAYS AFTER THE DEEMED DENIAL OF YOUR CLAIM.

                (c) You may review all pertinent documents relating to the denial of your claim and submit any issues and comments, in writing, to the Administrator.

                (d) Your claim for review must be given a full and fair review. If your claim is denied, the Administrator must provide you with written notice of this denial within 60 days after the Administrator's receipt of your written claim for review. There may be times when this 60 day period may be extended. This extension may only be made, however, where there are special circumstances which are communicated to you in writing within the 60 day period. If there is an extension, a decision shall be made as soon as possible, but not later than 120 days after receipt by the Administrator of your claim for review.

                (e) The Administrator's decision on your claim for review will be communicated to you in writing and will include specific references to the pertinent Plan provisions on which the decision was based.

                (f) If the Administrator's decision on review is not furnished to you within the time limitations described above, your claim will be deemed denied on review.

                (g) If benefits are provided or administered by an insurance company, insurance service, or other similar organization which is subject to regulation under the insurance laws, the claims procedure relating to these benefits may provide for review. If so, that company, service, or organization will be the entity to which claims are addressed. If you have any questions regarding the proper person or entity to address claims, you should ask the Administrator.







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


                                        X

                            STATEMENT OF ERISA RIGHTS

1.      Explanation of Your ERISA Rights

        As a participant in this Plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, also called ERISA. ERISA provides that all Plan participants are entitled to:

                (a)      examine, without charge, all Plan documents, including:

                 (1)     insurance contracts;

                 (2)     collective bargaining agreements; and

                 (3) copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

        This examination may take place at the Administrator's office and at other specified employment locations of the Employer. (See the Article in this Summary entitled "GENERAL INFORMATION ABOUT YOUR PLAN");

                (b)  obtain  copies  of  all  Plan   documents  and  other  Plan
        information  upon  written  request  to  the  Plan  Administrator.   The
        Administrator may make a reasonable charge for the copies;

                (c) receive a summary of the Plan's annual financial report. The Administrator is required by law to furnish each participant with a copy of this summary annual report;

                  (d) obtain a statement telling you whether you have a right to receive a retirement benefit at Normal Retirement Age and, if so, what your benefits would be at Normal Retirement Age if you stop working under the Plan now. If you do not have a right to a retirement benefit, the statement will tell you how many years you have to work to get a right to a retirement benefit. THIS STATEMENT MUST BE REQUESTED IN WRITING AND IS NOT REQUIRED TO BE GIVEN MORE THAN ONCE A YEAR. The Plan must provide the statement free of charge.

        In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

        If your claim for a retirement benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Administrator review and reconsider your claim. (See the Article in this Summary entitled "CLAIMS BY PARTICIPANTS AND BENEFICIARIES.")

        Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and pay you up to $100.00 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

        If you have a claim for benefits which is denied or ignored, In whole or in part, you may file suit in a state or federal court.

        If the Plan's fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds your claim is frivolous.

        If you have any questions about this statement, or about your rights under ERISA, you should contact the nearest Regional Office of the U.S. Department of Labor's Pension and Welfare Benefits Administration.

                                       XI

                     AMENDMENT AND TERMINATION OF YOUR PLAN

1.      Amendment

        Your Employer has the right to amend your Plan at any time. In no event, however, will any amendment:

                  (a) authorize or permit any part of the Plan assets to be used for purposes other than the exclusive benefit of participants or their beneficiaries; or

                  (b) cause any reduction in the amount credited to your account.

2.      Termination

        Your Employer has the right to terminate the Plan at any time. Upon termination, all amounts credited to your accounts will become 100% vested. A complete discontinuance of contributions by your Employer will constitute a termination.


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